Exhibit 23.7




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of AT&T Corp. of our report dated February 28, 2000 included in MediaOne Group, Inc.'s consolidated financial statements for the year ended December 31, 1999, filed in AT&T Corp.'s Form 8-K dated March 28, 2001 and to all references to our Firm included in this Registration Statement.


Arthur Andersen LLP

Denver, Colorado,
February 26, 2002